EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-64799) pertaining to the Warwick Valley Telephone Company Savings Plan for Management Employees, The WVTEA 401(k) Plan, and the IBEW 401(k) Plan,

(2) Registration Statement (Form S-8 No. 033-46836) pertaining to the Warwick Valley Telephone Company 401(k) Savings Plan,

(3) Registration Statement (Form S-8 No. 333-169276) pertaining to the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-180829) pertaining to the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan,

of our reports dated March 28, 2014, with respect to the consolidated financial statements of Alteva, Inc. and the effectiveness of internal control over financial reporting of Alteva, Inc., included in this Annual Report (Form 10-K) of Alteva, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 2014